LEHMAN BROTHERS

Press Release


For Immediate Release               Media Contact:        Hannah Burns
                                                          (212) 526-4064

                                    Investor Contact:     Shaun Butler
                                                          (212) 526-8381



                 LEHMAN BROTHERS REPORTS THIRD QUARTER EARNINGS

                  -Net Income of $505 Million and EPS of $1.71-

NEW YORK, September 21, 2004 -- Lehman Brothers Holdings Inc. (ticker symbol:
LEH) today reported net income of $505 million for the third quarter ended August 31, 2004, or $1.71 per common share (diluted), versus net income of $480 million, or $1.81 per common share (diluted) for the third quarter of fiscal 2003. Second quarter 2004 net income was $609 million, or $2.01 per common share (diluted).

For the first nine months of 2004, net income was a record $1.8 billion, or $5.94 per common share (diluted), increases of 46% and 28%, respectively, from $1.2 billion, or $4.63 per common share (diluted) for the comparable period of 2003.

                               Business Highlights

o        Earned net income in excess of $500 million for third straight quarter

o Achieved record net income and net revenues for the first nine months of 2004; greater than full-year 2003's results

o Ranked No. 1 by Greenwich Associates for overall quality of Fixed Income sales, trading and research for the fourth consecutive year

o Ranked No. 1 in Institutional Investor's "2004 All-America Fixed Income Research Team" survey for the fifth year in a row

o Achieved market share gains in calendar 2004 in key investment banking products, including M&A advisory and global equity origination

o Named a qualified foreign institutional investor in China, which will allow the Firm to trade yuan-denominated securities

Richard S. Fuld, Jr., chairman and chief executive officer, said, "Our businesses performed well during the third quarter, despite the pressures of a more challenging market environment. With revenues and net income for the first nine months of 2004 already ahead of our full-year 2003 results, we are on our way to another outstanding year."

Net revenues (total revenues less interest expense) for the third quarter rose 12% to $2.6 billion, up from $2.3 billion in the third quarter of 2003, and down 10% from $2.9 billion in the second quarter of 2004. Capital Markets revenues rose 2% compared with the third quarter of 2003, reflecting a 16% rise in Fixed Income Capital Markets, partially offset by a 33% decline in Equities Capital Markets.Fixed Income Capital Markets revenues remained resilient, due in part to robust mortgage and asset-backed securitization activity, which helped offset reduced activity in investment grade debt and interest rate products. Equities Capital Markets revenues were impacted by low trading volumes and volatility, as well as a valuation decline in the global equity markets, which were adversely affected by geopolitical concerns, higher oil prices, mixed economic data and the seasonal summer slowdown. Investment Banking revenues rose 16% from the third quarter of 2003, driven by increased equity and debt origination fees and enhanced levels of M&A advisory activity. Revenues from Client Services rose 75% from the same quarter last year, reflecting the positive impact of the acquisition of Neuberger Berman.

For the first nine months of 2004, net revenues increased 37%, to a record $8.7 billion, from $6.3 billion for the first nine months of 2003.

Non-interest expenses for the quarter were $1.9 billion, compared to $1.6 billion in the 2003 third quarter and $2.0 billion in the trailing quarter of 2004. Compensation and benefits as a percentage of net revenues was 49.8% during the third quarter of 2004, compared to 50.0% during the third quarter of 2003 and 49.8% in the second quarter of 2004. Non-personnel expenses in the 2004 third quarter were $594 million, compared with $424 million in the previous year's third quarter, largely reflecting a number of acquisitions completed subsequent to the third quarter of 2003. Non-personnel expenses were $585 million in the second quarter of 2004.

For the quarter ended August 31, 2004, the Firm's pretax margin was 27.6%, compared to 31.9% in the 2003 third quarter. For the 2004 third quarter, the Firm's return on average common equity was 15.0%, compared to 20.7% in the 2003 third quarter, and return on average tangible common equity was 20.9% for the third quarter of 2004, compared with 21.2% in the third quarter of 2003.

As of August 31, 2004, Lehman Brothers stockholders' equity totaled $14.4 billion, and total capital (stockholders' equity and long-term debt) was approximately $64.5 billion. Book value per common share was $48.10.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity and wealth and asset management services. The Firm is headquartered in New York, with regional headquarters in London and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.


                                 Conference Call

A conference call to discuss the Firm's financial results and outlook will be held at 9:30 a.m., EDT on Tuesday, September 21, 2004. Members of the public who would like to access the conference call should dial, from the U.S., 888-456-0338 or from outside the U.S., 212-547-0182. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 888-567-0424 (domestic) or 402-998-1797 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site until 5:00 p.m. EDT on October 21, 2004, and by phone until 11:59 p.m. EDT on October 8, 2004.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.


              Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Firm's most recent Annual Report to Shareholders and Quarterly Report on Form 10-Q.

                                      # # #



LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                                          Quarters Ended

                                                                   --------------------------------------------------------------

                                                                     8/31/04     5/31/04      2/29/04    11/30/03     8/31/03
                                                                     -------     -------      -------    --------     -------
Income Statement
----------------
Net Revenues                                                            $2,623       $2,926      $3,144       $2,298      $2,347
Non-Interest Expenses:
   Compensation and Benefits                                             1,306        1,457       1,566        1,103       1,174
   Non-personnel Expenses                                                  594          585         527          473         424
   Real Estate Related Charge                                                -            -          19            -           -
Net Income (a)                                                             505          609         670          481         480
Net Income Applicable to Common Stock                                      487          592         653          464         469
Earnings per Common Share: (b)
   Basic                                                                 $1.79        $2.14       $2.37        $1.82       $1.92
   Diluted                                                               $1.71        $2.01       $2.21        $1.71       $1.81

Financial Ratios (%)
----------------
Return on Average Common Stockholders' Equity (annualized) (c)           15.0%        18.6%       21.1%        18.9%       20.7%
Return on Average Tangible Common Stockholders' Equity
   (annualized) (d)                                                      20.9%        26.0%       29.7%        20.6%       21.2%
Pretax Margin (e)                                                        27.6%        30.2%       32.8%        31.4%       31.9%
Compensation and Benefits/Net Revenues                                   49.8%        49.8%       49.8%        48.0%       50.0%
Effective Tax Rate (f)                                                   30.2%        31.1%       32.8%        30.5%       33.4%

Financial Condition
-------------------
Total Assets                                                          $341,000     $346,499    $328,064     $312,061    $291,638
Net Assets (g)                                                         171,340      175,452     171,600      163,182     156,985
Long-Term Debt (h)                                                      50,043       52,380      50,982       43,529      41,693
Preferred Securities Subject to Mandatory Redemption (h)                     -            -           -        1,310       1,010
Common Stockholders' Equity (i)                                         13,076       12,831      12,601       12,129       9,231
Total Stockholders' Equity                                              14,421       14,006      13,776       13,174      10,276
Total Stockholders' Equity plus Junior Subordinated Debt(j)             15,421       15,391      15,086       14,484      11,286
Tangible Equity Capital (k)                                             11,761       11,536      11,296       10,681      11,040
Total Capital (l)                                                       64,464       66,386      64,758       58,013      52,979
Book Value per Common Share (m)                                          48.10        47.05       45.45        44.17       37.95
Gross Leverage (n)                                                       23.6x        24.7x       23.8x        23.7x       28.4x
Net Leverage (g)                                                         14.6x        15.2x       15.2x        15.3x       14.2x

Other Data (#s)
----------
Employees                                                               19,286       17,625      16,505       16,188      14,497
Assets Under Management (in billions)                                   $126.1       $124.8      $123.8       $116.2       $42.5
Common Stock Outstanding (in millions)                                   269.5        272.7       277.2        266.7       239.2
Weighted Average Shares (in millions):
   Basic                                                                 272.8        276.8       275.5        254.7       243.8
   Diluted                                                               285.0        294.2       294.7        271.2       259.5

See Footnotes to Selected Statistical Information on page 6.

                                       5

LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)

(a) For the quarter ended February 29, 2004 net income includes a $19 million pre-tax ($11 million after tax) charge related to reconfiguration of certain of the Company's real estate.
(b) For the quarter ended February 29, 2004 basic EPS and diluted EPS were reduced by $0.04 as a result of the real estate charge.
(c) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. (See the reconciliation on page 10.) For the quarter ended November 30, 2003 average common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. For the quarter ended February 29, 2004 return on average common stockholders' equity was reduced by 0.4% as a result of the real estate charge.
(d) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Tangible common stockholders' equity equals total common stockholders' equity less identifiable intangible assets and goodwill. (See the reconciliation on page 10.) For the quarter ended November 30, 2003 average tangible common stockholders' equity was appropriately weighted for the effect of the equity issued in connection with the Neuberger Berman Inc. acquisition on October 31, 2003. Management believes average tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in the Company's businesses. For the quarter ended February 29, 2004 return on average tangible common stockholders' equity was reduced by 0.5% as a result of the real estate charge.
(e) Pretax margin for the quarter ended February 29, 2004 was reduced by approximately 0.6% as a result of the real estate charge.
(f) The effective tax rate for the quarter ended February 29, 2004 was reduced by approximately 0.2% as a result of the real estate charge.
(g) Net assets represents total assets excluding cash and securities segregated and on deposit for regulatory and other purposes, secured financing arrangements, collateral received recognized in inventory pursuant to SFAS 140 and identifiable intangible assets and goodwill. (See the reconciliation on page 12.) Net leverage is defined as net assets divided by tangible equity capital. (See the reconciliation on page 12.) The Company believes net assets and net leverage are useful to investors when comparing companies in the securities industry because they exclude certain assets considered to have a low risk profile. The Company believes tangible equity capital to be a more meaningful measure of the Company's equity for purposes of calculating net leverage because the Company does not view the amount of equity used to support identifiable intangible assets and goodwill as available to support the Company's remaining net assets. Net leverage, as so defined, is used by many of the Company's creditors and a leading rating agency. These measures as presented by the Company are not necessarily comparable to similarly-titled measures presented by other companies in the securities industry because of different methods of calculation.
(h) At August 31, 2004, May 31, 2004 and February 29, 2004, long-term debt includes $1,000 million, $1,385 million and $1,310 million, respectively, of junior subordinated debt issued to trusts that prior to February 29, 2004 was classified as preferred securities subject to mandatory redemption. On and after February 29, 2004 these amounts are classified as long-term debt pursuant to the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 ("FIN 46"). See "Management's Discussion and Analysis--New Accounting Developments" and Note 12 to the Consolidated Financial Statements in the Company's 2003 Annual Report to Stockholders. The junior subordinated debt issued to trusts at August 31, 2004, May 31, 2004 and February 29, 2004 and the preferred securities subject to mandatory redemption at the prior period ends are collectively referred to hereinafter as junior subordinated debt.
(i) On October 31, 2003, the Company acquired Neuberger Berman Inc. for a net purchase price of $2,788 million, including cash consideration and incidental costs of $690 million, equity consideration of $2,374 million and excluding net cash and short-term investments acquired of $276 million.
(j) The Company believes total stockholders' equity plus junior subordinated debt to be a more meaningful measure of the Company's equity because the junior subordinated debt is subordinated and has a maturity at issuance of 49 years and the Company can defer interest payments for up to 20 consecutive quarters if the junior subordinated debt is not in default. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. (See the reconciliation on page 12.)
(k) Tangible equity capital is defined as total stockholders' equity plus junior subordinated debt less identifiable intangible assets and goodwill. (See the reconciliation on page 12.) The Company believes tangible equity capital to be a more meaningful measure of the Company's equity for purposes of calculating net leverage because the Company does not view the amount of equity used to support identifiable intangible assets and goodwill as available to support the Company's remaining net assets.
(l) Total capital includes long-term debt (including junior subordinated debt) and total stockholders' equity. The Company believes total capital is useful to investors as a measure of the Company's financial strength.
(m) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(n) Gross leverage is defined as total assets divided by total stockholders' equity.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                              Three Months Ended                     % Change from
                                                 ------------------------------------------     -------------------------

                                                   Aug 31,        May 31,          Aug 31,        May 31,       Aug 31,
                                                    2004           2004            2003           2004           2003
                                                 -----------    -----------      ----------     ----------    -----------

Revenues:
   Principal transactions                            $1,217         $1,479          $1,200  (a)
   Investment banking                                   526            546             453  (a)
   Commissions                                          348            407             314
   Interest and dividends                             2,769          2,609           2,467
   Asset management and other                           191            187              29  (a)
                                                 -----------    -----------      ----------

      Total revenues                                  5,051          5,228           4,463
   Interest expense                                   2,428          2,302           2,116

                                                 -----------    -----------      ----------
      Net revenues                                    2,623          2,926           2,347          (10)%            12%
                                                 -----------    -----------      ----------


Non-interest expenses:
   Compensation and benefits                          1,306          1,457           1,174
   Technology and communications                        195            185             150
   Brokerage and clearance fees                         114            116              96
   Occupancy                                            107            104              76
   Professional fees                                     74             70              35
   Business development                                  56             55              36
   Other                                                 48             55              31
                                                 -----------    -----------      ----------

      Total non-interest expenses                     1,900          2,042           1,598           (7)%            19%
                                                 -----------    -----------      ----------

   Income before taxes and dividends on trust           723            884             749
   preferred securities (b)
   Provision for income taxes                           218            275             250
   Dividends on trust preferred
   securities (b)                                         -              -              19

                                                 -----------    -----------      ----------
Net income                                             $505           $609            $480          (17)%             5%
                                                 ===========    ===========      ==========
Net income applicable to common stock                  $487           $592            $469          (18)%             4%
                                                 ===========    ===========      ==========


Earnings per common share:
   Basic                                              $1.79          $2.14           $1.92          (16)%           (7)%

                                                 ===========    ===========      ==========
   Diluted                                            $1.71          $2.01           $1.81          (15)%           (6)%
                                                 ===========    ===========      ==========



(a)  2003 reclassified to conform to the August 31, 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debt (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                         Nine Months Ended               % Change from

                                                               --------------- ---- --------------     -------------------
                                                                   Aug 31,              Aug 31,              Aug 31,
                                                                    2004                2003                  2003
                                                               ---------------      --------------     -------------------


Revenues:
   Principal transactions                                              $4,435              $3,243  (a)
   Investment banking                                                   1,580               1,245  (a)
   Commissions                                                          1,145                 875
   Interest and dividends                                               7,682               7,599
   Asset management and other                                             562                  71  (a)
                                                               ---------------      --------------
      Total revenues                                                   15,404              13,033
   Interest expense                                                     6,711               6,684
                                                               ---------------      --------------
      Net revenues                                                      8,693               6,349                     37%
                                                               ---------------      --------------

Non-interest expenses:
   Compensation and benefits                                            4,329               3,215
   Technology and communications                                          550                 441
   Brokerage and clearance fees                                           337                 272
   Occupancy                                                              313                 230
   Professional fees                                                      191                 105
   Business development                                                   155                 105
   Other                                                                  160                  90
   Real estate related charge                                              19                  77

                                                               ---------------      --------------
      Total non-interest expenses                                       6,054               4,535                     33%
                                                               ---------------      --------------

   Income before taxes and dividends on trust preferred                 2,639               1,814
   securities (b)
   Provision for income taxes                                             831                 545
   Dividends on trust preferred
   securities (b)                                                          24                  51
                                                               ---------------      --------------

Net income                                                             $1,784              $1,218                     46%
                                                               ===============      ==============
Net income applicable to common stock                                  $1,732              $1,185                     46%
                                                               ===============      ==============


Earnings per common share:
   Basic                                                                $6.29               $4.88                     29%
                                                               ===============      ==============
   Diluted                                                              $5.94               $4.63                     28%
                                                               ===============      ==============


(a)  2003 reclassified to conform to the August 31, 2004 presentation.
(b) At February 29, 2004, preferred securities subject to mandatory redemption were reclassified to junior subordinated debt (a component of long-term debt) pursuant to the adoption of FIN 46. In periods subsequent to February 29, 2004, dividends on trust preferred securities are included in interest expense. See note (h) to the Selected Statistical Information on page 6.

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                                Three Months Ended                          % Change from
                                                 ------------------------------------------------      -------------------------

                                                   Aug 31,           May 31,            Aug 31,          May 31,       Aug 31,
                                                    2004             2004               2003             2004           2003
                                                 -----------       ----------        ------------      ----------    -----------


Investment Banking:
   Debt Underwriting                                   $241             $256                $232
   Equity Underwriting                                  134              142                 119
   Merger and Acquisition Advisory                      151              148                 102
                                                 -----------       ----------        ------------

         Total                                          526              546                 453            (4)%            16%
                                                 -----------       ----------        ------------


Capital Markets:
   Fixed Income                                       1,381            1,431               1,191
   Equities                                             319              520                 476

                                                 -----------       ----------        ------------
         Total                                        1,700            1,951               1,667           (13)%             2%
                                                 -----------       ----------        ------------


Client Services:
   Private Client                                       193              237                 205  (a)
   Asset Management                                     204              192                  22  (a)
                                                 -----------       ----------        ------------

         Total                                          397              429                 227            (8)%            75%
                                                 -----------       ----------        ------------


         Total Net Revenues                          $2,623           $2,926            $2,347             (10)%            12%
                                                 ===========       ==========        ============


                                                                                     % Change from
                                                      Nine Months Ended
                                                 ----------------------------        -------------
                                                   Aug 31,           Aug 31,            Aug 31,
                                                    2004              2003               2003
                                                 -----------       ----------        -------------


Investment Banking:
   Debt Underwriting                                   $714               $705
   Equity Underwriting                                  419                253
   Merger and Acquisition Advisory                      447                287

                                                 -----------        ----------
         Total                                        1,580              1,245                27%
                                                 -----------        ----------


Capital Markets:
   Fixed Income                                       4,413              3,268
   Equities                                           1,458              1,202
                                                 -----------        ----------

         Total                                        5,871              4,470                31%
                                                 -----------        ----------

Client Services:
   Private Client                                       642                568(a)
   Asset Management                                     600                 66(a)
                                                 -----------        ----------

         Total                                        1,242                634                96%

                                                 -----------        ----------

         Total Net Revenues                          $8,693             $6,349                37%
                                                 ===========        ==========

(a) 2003 reclassified to conform to the August 31, 2004 presentation.

LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                            Quarter Ended
                                              ---------------------------------------------------------------------------

                                                Aug 31,        May 31,        Feb 29,         Nov 30,         Aug 31,
                                                 2004            2004           2004           2003             2003
                                              ------------    -----------    -----------    ------------    -------------

Average common stockholders' equity               $12,954        $12,716        $12,365          $9,836           $9,083
Less: average identifiable
   intangible assets and goodwill                  (3,642)        (3,617)        (3,586)           (836)            (241)

                                              ------------    -----------    -----------    ------------    -------------
Average tangible common stockholders'              $9,312         $9,099         $8,779          $9,000           $8,842
   equity
                                              ============    ===========    ===========    ============    =============



                                Nine Months Ended

                                              ------------ -- -----------
                                                Aug 31,        Aug 31,
                                                 2004            2003
                                              ------------    -----------

Average common stockholders' equity               $12,659         $8,716
Less: average identifiable
   intangible assets and goodwill                  (3,614)          (233)
                                              ------------    -----------

Average tangible common stockholders'              $9,045         $8,483
   equity                                     ============    ===========

LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)



                                                                                                    As of
                                                                              -------------------------------------------------
Composition of Assets Under Management                                          Aug 31,            May 31,            Aug 31,
                                                                                 2004               2004              2003
                                                                              -----------        -----------       ------------


Money Markets                                                                      $16.1              $18.0               $9.3
Fixed Income                                                                        51.2               49.5               27.5
Equity                                                                              48.2               47.2                0.4
Alternative Investments                                                             10.6               10.1                5.3
                                                                              -----------        -----------       ------------

   Assets under Management                                                        $126.1             $124.8  (a)         $42.5
                                                                              ===========        ===========       ============




                                                   Nine Months Ended                          Three Months Ended
                                                 ----------------------       -------------------------------------------------

Assets Under Management Rollforward                     Aug 31,                 Aug 31,            May 31,            Aug 31,
                                                         2004                    2004               2004              2003
                                                 ----------------------       -----------        -----------       ------------

Balance, beginning of period                                    $116.2            $124.8             $123.8  (a)         $38.7
   Net additions (withdrawals)                                     4.4             (0.3)                2.1                4.4
   Net market appreciation (depreciation)                          5.5               1.6              (1.1)              (0.6)
                                                 ----------------------       -----------        -----------       ------------

     Total increase                                                9.9               1.3                1.0                3.8
                                                 ----------------------       -----------        -----------       ------------

Balance, end of period                                          $126.1            $126.1             $124.8              $42.5
                                                 ======================       ===========        ===========       ============

(a) Increase from August 31, 2003 primarily reflects the addition of Neuberger Berman effective October 2003.

LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                                     Aug 31,           May 31,          Feb 29,          Nov 30,          Aug 31,
                                                      2004              2004              2004             2003            2003
                                                  --------------    --------------    -------------    -------------    ------------

Net assets:
  Total assets                                         $341,000          $346,499          $328,064         $312,061       $291,638
  Less:
   Cash and securities segregated and on
     deposit for  regulatory and other purposes          (4,800)           (4,606)           (3,633)          (3,100)        (4,473)
    Secured financing arrangements
     (reverse repo and securities borrowed)            (156,700)         (158,441)         (143,563)        (138,812)      (127,462)
    Collateral received recognized in
       inventory pursuant to SFAS 140                    (4,500)           (4,376)           (5,658)          (3,406)        (2,472)
    Identifiable intangible assets
      and goodwill                                       (3,660)           (3,624)           (3,610)          (3,561)          (246)
                                                  --------------    --------------    -------------    -------------    ------------

  Net assets                                           $171,340          $175,452          $171,600         $163,182       $156,985
                                                  ==============    ==============    =============    =============    ============


Tangible equity capital:
  Total stockholders' equity                            $14,421           $14,006           $13,776          $13,174        $10,276
  Junior subordinated debt issued to trusts
       (subject to a limit) (a)                           1,000             1,154             1,130            1,068          1,010
  Less: Identifiable intangible assets
        and goodwill                                     (3,660)           (3,624)           (3,610)          (3,561)          (246)
                                                  --------------    --------------    -------------    -------------    ------------

Tangible equity capital                                 $11,761           $11,536           $11,296          $10,681        $11,040
                                                  ==============    ==============    =============    =============    ============


Gross leverage (total assets/ total
   stockholders' equity)                                  23.6x             24.7x             23.8x            23.7x          28.4x

  Net leverage (net assets/ tangible
     equity capital)                                      14.6x             15.2x             15.2x            15.3x          14.2x

(a) Under the definition of tangible equity capital used by a leading rating agency, the maximum equity credit given to junior subordinated debt issued to trusts is 10% of tangible equity capital. (Junior subordinated debt issued to trusts is included in the calculation to determine the limit). Prior to February 29, 2004, junior subordinated debt was classified as preferred securities subject to mandatory redemption. See note (h) to the Selected Statistical Information on page 6.

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